Exhibit 3.27b

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:52 PM 05/07/2012
FILED 04:30 PM 05/07/2012
SRV 120523158 - 4942916 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                      Name of Limited Liability Company:
Tioga Solar Tabernacle, LLC

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:
“1.  Name:  The name of the Company is “NRG Solar Tabernacle LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 7th day of May, A.D. 2012

By:	/s/ Lynne Przychodzki
Authorized Person(s)

Name:	Lynne Przychodzki
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